SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  FEBRUARY 20, 1996

                           HECHINGER COMPANY
        (Exact name of registrant as specified in its charter)

       Delaware                  0-7214                  52-1001530
     (State or other          (Commission              (I.R.S. Employer
     jurisdiction of          File Number)             Identification
     incorporation)                                    Number)

                     3500 Pennsy Drive
                      Landover, MD                       20785
       (Address of principal executive offices)       (Zip Code)

                                (301) 341-1000
            (Registrant's telephone number, including area code)


     ITEM 5.   OTHER EVENTS.

               On February 20, 1996, Hechinger Stores Company ("Stores"), a subsidiary of Hechinger Company, and Hechinger Stores East Coast Company, a subsidiary of Stores, as Borrowers, entered into a $200 million Revolving Credit Agreement dated as of February 20, 1996 (the "Credit Agreement") with the financial institutions from time to time party thereto, as Lenders, and The CIT Group/Business Credit, Inc., as Agent. The Credit Agreement is attached as Exhibit 99 hereto and is incorporated herein by reference.

     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

     (C)  Exhibits.

     Exhibit No.

          99 $200 million Revolving Credit Agreement dated as of February 20, 1996 among Hechinger Stores Company and Hechinger Stores East Coast Company, as Borrowers, the financial institutions from time to time party thereto, as Lenders, and The CIT Group/Business Credit, Inc., as Agent.


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Hechinger Company

                                   By:  /s/ W. Clark McClelland
                                        W. Clark McClelland
                                        Executive Vice President and
                                          Chief Financial Officer

     Date: February 28, 1996


                                  EXHIBIT INDEX

          Exhibit                                             Sequential
             No.                        Description             Page No.

            99           $200 million Revolving Credit Agreement
                         dated as of February 20, 1996 among Hechinger Stores Company and Hechinger Stores East Coast Company, as Borrowers, the financial institutions from time to time party thereto, as Lenders, and The CIT Group/Business Credit, Inc., as Agent.